EXHIBIT 99.1
                      OLYMPIC CASCADE FINANCIAL CORPORATION

News Release                                  Contacts:Robert H. Daskal
                                                       Chief Financial Officer
                                                       312-751-8833

                                                       Beverly Jedynak
                                                       Martin E. Janis & Co.
                                                       312-943-1100

              OLYMPIC CASCADE FINANCIAL CORPORATION CHANGES NAME TO
                          NATIONAL HOLDINGS CORPORATION

                COMMON STOCK TO BE TRADED UNDER THE SYMBOL "NHLD"

      Chicago, Illinois, March 17, 2006 -- Olympic Cascade Financial Corporation (OTCBB: OLYD) announced today that its shareholders have approved the change of its name to National Holdings Corporation (OTCBB: NHLD). The common stock of National Holdings will commence trading on the Over-the-Counter Bulletin Board on Monday, March 20, 2006, under the symbol "NHLD".

      Mark Goldwasser, Chairman, President and Chief Executive Officer, stated, "Our new name will now closely align our identity with that of our operating subsidiary, National Securities Corporation, and will facilitate building on market identity as we seek growth opportunities."

      National Holdings Corporation is now the holding company for National Securities Corporation. National Securities, based in Seattle, Washington, conducts a full service national brokerage and investment banking business.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company's Securities and Exchange Commission filings, including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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